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                                                                    EXHIBIT 10.2

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                         FORM OF DOMESTIC BANK AGREEMENT





                    INDEPENDENT SALES ORGANIZATION AGREEMENT

                                     BETWEEN

                          ORBIS DEVELOPMENT, INC. (ISO)

                                       AND

                             [NAME OF DOMESTIC BANK]











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                                TABLE OF CONTENTS

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
I.  Definitions............................................................................................1

II.  ISO's Obligations.....................................................................................2

         2.1 Responsibilities of ISO.......................................................................2
         2.2 Merchant Losses...............................................................................3
         2.3 Audits........................................................................................3
         2.4 Information...................................................................................4
         2.5 Ownership of Merchant Relationships/Agreements................................................4

III.  BANK's Responsibilities..............................................................................4

         3.1 BANK's Responsibilities.......................................................................4

IV.  Settlement and Payment................................................................................4

         4.1 Clearing Account..............................................................................4
         4.2 Merchant Fees.................................................................................4
         4.3 BANK Fees.....................................................................................4
         4.4 Transfer Account..............................................................................5
         4.3 Settlement Procedures.........................................................................5

V.  Third Party Requirements...............................................................................5

         5.1 Visa/MasterCard Requirements..................................................................5

VI.  Representations and Warranties and Confidentiality....................................................6

         6.1 Representations and Warranties................................................................6
         6.2 Representations and Warranties Regarding Merchants............................................6
         6.3 Confidentiality...............................................................................7

VII. Indemnification.......................................................................................7

VIII. Term, Termination, Default...........................................................................8

         8.1 Term..........................................................................................8
         8.2 Termination...................................................................................8
         8.3 Default.......................................................................................8
         8.4 Certain Post-Termination Rights...............................................................8

IX.  Names and Trademarks..................................................................................9

         9.1 Names.........................................................................................9
         9.2 Visa/MasterCard Trademarks....................................................................9



X.  General................................................................................................9

         10.1 Assignability; Sale or Merger of the Parties.................................................9
         10.2 Notice......................................................................................10
         10.3 Master Agreement............................................................................10
         10.4 Entire Understanding, Amendment.............................................................10
         10.5 Severability................................................................................10
         10.6 No Waiver of Rights.........................................................................10
         10.7 Successors and Assigns......................................................................10
         10.8 Applicable Law..............................................................................10
         10.9 Independent Business Entities...............................................................10
         10.10 Construction...............................................................................11
         10.11 Force Majeure..............................................................................11
         10.12 Survival...................................................................................11
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                    INDEPENDENT SALES ORGANIZATION AGREEMENT


This Independent Sales Organization Agreement (Agreement) is made on ___________________, 2001 by and between ORBIS DEVELOPMENT, INC, a Nevada corporation with offices at 313 Elks Point Road, Zephyr Cove, Nevada 89448
(ISO), and Domestic Bank, a national banking association with offices at [ADDRESS OF DOMESTIC BANK] (BANK).

                                    RECITALS

BANK is a member of Visa and MasterCard. ISO markets credit and debit card processing services to merchants. BANK wishes ISO to act as its agent in providing merchant services to Merchants, in respects consistent with this agreement. ISO desires to provide to those merchants certain services relating to credit card processing through BANK. Therefore, the parties agree as follows:



                                 I. DEFINITIONS


The following terms when used in this Agreement will have the meanings set forth in this Section:



ACTIVE ACCOUNT shall mean a Merchant from which a monthly fee(s) for processing is collected.

ASSOCIATION means Visa, MasterCard, and any successor organization.

CHARGEBACK means a transaction that has been presented to either the cardholder or the issuer of the Credit Card and for which payment to BANK has been refused or reversed in accordance with the Rules.

CLEARING ACCOUNT shall mean an account maintained by BANK at a Federal Reserve Bank or any other institution selected by BANK for the purpose of processing credit card transactions for Approved Merchants pursuant to Merchant Agreements and this Agreement.


CONFIDENTIAL INFORMATION means information owned by each party including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, parts list, schematic, drawing, process, financial data, or list of actual or potential customers or suppliers which: (I) derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality.

CREDIT CARD means a valid and unexpired card issued by, and bearing the symbols of, Visa or MasterCard, Diners, Card Blanche, Discover, American Express and certain other private label users that may be identified from time to time.

CREDIT POLICIES AND PROCEDURES means the criteria and procedure by which ISO determines the creditworthiness and suitability of the Merchant as approved by the Bank.

EVENT OF DEFAULT means the events listed in Section 8.3.

MASTERCARD means MasterCard International, Inc.



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MERCHANT means a business that has entered into a Merchant Agreement and to which ISO provides services under this Agreement.

MERCHANT AGREEMENT means the written contracts required by BANK to be entered into by an ISO Merchant to enable the Merchant to participate in the Merchant Program.

MERCHANT LOSS means any loss incurred by BANK for any reason attributable to a Merchant, including but not limited to losses due to the fraudulent practices of a Merchant and uncollected Merchant fees.

MERCHANT PROGRAM means the package of services offered by BANK which enables a Merchant to make sales to persons presenting credit cards and which permits the Merchant to present Sales Drafts to BANK for payment and processing.

RETRIEVAL means the production of the original, or an acceptable copy of, a Sales Draft, credit voucher or other supporting documentation by a Merchant.

RULES means the written regulations and procedures issued by Visa and MasterCard, as amended from time to time.

SALES DRAFT means the written form or electronic format used in consummating credit card sales transactions charged to the account of a Merchant's customer.

TRANSACTION means any event involving the purchase by a cardholder of goods or services from a Merchant, by use of a Credit or Debit Card.

TRANSFER ACCOUNT shall mean an account at BANK that is established and maintained by, and in the name of, ISO to allow BANK to deposit funds over and above fees due BANK.

VISA means Visa U.S.A., Inc.


                              II. ISO'S OBLIGATIONS

2.1 RESPONSIBILITIES OF ISO: ISO will perform the following responsibilities:

         A. Locate, investigate and submit Merchants qualified for Merchant Program participation consistent with agreed upon underwriting standards stated in the Credit Policies and Procedures.

         B. Assist Merchants in completing all documentation required for the Merchant Program, perform site inspections, and evaluate potential Merchants.

         C. Train Merchants on the procedures and Rules necessary to participate in the Merchant Program.

         D. Input all data necessary to set up new Merchants, and maintain Merchants' account data.

         E.   Respond to Merchants' inquiries.

         F. Handle all Chargebacks and Retrievals in accordance with the Rules.



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         G.   Sell or lease to Merchants' point of sale devices and other equipment necessary to participate in the Merchant Program, and install and train Merchants on the use of point of sale devices and other equipment.

         H.   Sell, distribute and deliver all Merchant supplies.

         I.   Provide access to Merchant data.

         J. Withhold or redirect settlement funds, as required by Visa or MasterCard.

         K. Submit to BANK Merchant fees to be charged as determined by ISO. Merchant fees will be lawful under all applicable laws and regulations.

         L. Establish Credit Policies and Procedures as approved by BANK. Any changes in Credit Policies and Procedures shall be subject to approval by BANK. BANK shall not unreasonably withhold approval of the Credit Policies and Procedures created and submitted by ISO. ISO and BANK agree that they will not in establishing and approving Credit Card Policies and Procedures discriminate against any person or business as prohibited in applicable federal and state laws and regulations that have the force of law.

2.2 MERCHANT LOSSES. All Merchant Losses (charge backs) incurred by BANK for any reason, unless such loss is proximately caused by the negligence of BANK, will be borne by ISO.

         ISO will establish a reserve account to fund the payment of transaction charge backs with an initial contribution of [STATE DOLLAR AMOUNT] ($,000.00) prior to processing any Transactions with BANK and will thereafter contribute at the rate of [STATE RATE] basis points (.000x) multiplied by the dollar volume of Visa or MasterCard sales drafts processed by Merchants until the reserve account is equal to [STATE DOLLAR AMOUNT]($,000.00). ISO will at all times after 90 days of the contract's inception or prior to the processing of the first Transaction with BANK, whichever comes first, maintain a minimum balance of [STATE DOLLAR AMOUNT]($,000.00) balance in the reserve account. BANK is authorized to deduct from the monies due ISO the amounts specified herein and to place those monies in the reserve account in accordance with this paragraph. Monies may be deducted from the reserve account only for the payment of Merchant charge backs. BANK will notify ISO of any deductions from the reserve account and deductions will be taken from ISO's reserve account only if funds are not available from Transfer Account. ISO shall have sixty (60) days in which to eliminate any charge back before BANK will deduct the amount of the charge back from ISO's reserve account. This reserve account will be an interest bearing account, with interest paid based upon the rate paid on the BANK basic checking account. ISO hereby grants BANK a security interest in the Reserve Account to secure all of ISO's obligations to BANK under this Agreement. This Agreement shall serve as the Security Agreement and MSI agrees to execute and deliver to BANK all financing statements and other documents determined by BANK to be necessary or appropriate for the perfection and maintenance of such security interest.

2.3 AUDITS. BANK, Visa, MasterCard and regulatory agencies may at any time conduct financial and procedural audits of ISO to confirm compliance with this Agreement, the Rules, applicable law and the safety and soundness under which ISO performs its duties hereunder. ISO will promptly supply such auditors with information requested by them. BANK will have the right to have an independent audit of ISO's operations, at BANK'S expense. ISO shall cooperate with BANK and its auditors in the performance of all audits and shall not be entitled to reimbursement from BANK for its personnel.



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2.4      INFORMATION. ISO shall provide the Merchant records and information required by BANK in its ISO Credit Policy and Procedures which is incorporated herein by reference. ISO will make available Merchant records as soon as possible, but no later than seven (7) business days from the receipt of any request from BANK or any regulatory agency. ISO shall provide BANK quarterly financial statements within thirty (30) days after the end of each calendar quarter.

2.5 OWNERSHIP OF MERCHANT RELATIONSHIP/AGREEMENTS. All right, title and interest in the Merchant relationship/Agreements is owned by ISO.


                          III. BANK'S RESPONSIBILITIES

3.1      BANK'S RESPONSIBILITIES.  BANK will:

         A. Accept ISO's Merchants in the Merchant Program consistent with the agreed upon underwriting standards stated in the Credit Policies and Procedures as they may be changed from time to time by mutual agreement between ISO and BANK.

         B. Establish Merchant fees for Visa, Master Card or other credit card transactions as determined by ISO.

         C. Sponsor ISO as an independent sales organization for Visa and as a member service provider for MasterCard.

         D.   Provide ISO with all applicable Rules.

         E. Provide ISO with access to information contained in the Visa interchange directory, as amended from time to time.

         F.   Enter into Merchant Agreements with Merchants and ISO.


                           IV. SETTLEMENT AND PAYMENT

4.1 CLEARING ACCOUNT. BANK shall establish and maintain the Clearing Account during the term of this Agreement. ISO shall have no right, title or interest in the Clearing Account or any funds on deposit therein.

4.2 MERCHANT FEES. Each month BANK will debit Merchants ss. settlement accounts for the amount of Merchant fees in accordance with the periodic information supplied by ISO or third party processor.

4.3 BANK FEES. Each month BANK will compute and deduct its fees as set forth on Exhibit A, Pricing, from the Merchant fee received with the balance to be remitted to ISO. BANK monthly will deliver to ISO a statement detailing the computations used by BANK in arriving at the compensation.




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4.4      TRANSFER ACCOUNT

         A. ISO shall establish and maintain the Transfer Account at BANK during the term of this Agreement to facilitate the making of all payments due to BANK and ISO hereunder.

4.5      SETTLEMENT PROCEDURES

         A. BANK shall utilize the Clearing Account to settle each Merchant Account in accordance with the terms of the applicable Merchant Agreement, remitting to each Merchant, by ACH or other acceptable method, all receipts due to such Merchant after first deducting from such receipts all applicable fees and charges. BANK shall by ACH deduct the monthly fees charged Merchant by ISO and remit same to ISO.

         B. BANK shall by the 15th day of each month credit ISO's Transfer with all monies collected from ISO Merchant for ISO ss.s fees and other charges for the previous month's merchant fees and charges.




         V. THIRD PARTY REQUIREMENTS

5.1      VISA/MASTERCARD REQUIREMENTS

               A. Registration. ISO will register with MasterCard as a Member Service Provider, will enter into a Member Service Provider agreement with MasterCard. ISO also will register as an Independent Sales Organization with Visa. Any associated fees from either MasterCard or Visa will be the responsibility of the ISO. All MasterCard or Visa fees incurred as a result of Transactions generated by Merchants of ISO will be the responsibility of ISO.

               B. Fines. ISO will reimburse BANK within seven (7) days for any fines imposed upon BANK due to noncompliance on the part of ISO with any of the Rules.

               C. Locations. ISO has disclosed and will continue to disclose to BANK the cities in which ISO has sales offices.

               D. Priority of Rules. BANK and ISO agree that, in the event of any inconsistency between this Agreement and any Rules, the Rules will apply.

               E. Rule Compliance. ISO acknowledges that it has received, understands, and that it agrees to comply fully with all applicable Rules.

               F. No Delegation. ISO will not delegate any of its rights or obligations under this Agreement to any other person or entity, however ISO may have third parties perform its obligations under this contract.

               G. MasterCard Rights. ISO agrees that MasterCard has the right, either in law or in equity, to enforce any provision of the Rules and to prohibit ISO conduct that creates a risk of injury to MasterCard or that may adversely affect the integrity of MasterCard systems, information, or both. ISO will refrain from taking any action that would have the effect of interfering with or preventing an exercise of such right by MasterCard.




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               H. Merchant Fee Disclosure. All merchant fees must be clearly and conspicuously disclosed to the Merchant in writing prior to any payment or application.

               I. ISO must promptly volunteer a name or title of and telephone number for an employee of BANK upon request of a Merchant or if ISO is unable or unwilling to respond to a Merchant question.


             VI. REPRESENTATIONS AND WARRANTIES AND CONFIDENTIALITY

6.1. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other that:

               A. Good Standing. ISO is a corporation authorized, validly existing and in good standing under the laws of the State of Nevada, and has its principal processing office located in the State of Florida. BANK is a national banking association.

               B. Full Authority. ISO and BANK have full authority and corporate power to enter into this Agreement and to perform its obligations under this Agreement.

               C. No Violation. ISO's and BANK'S performance of this Agreement will not violate any applicable law or regulation or any agreement to which it may now or hereafter be bound.

               D. Enforceability. This Agreement represents a valid obligation of the parties and is fully enforceable against it according to its terms.

               E. Compliance. ISO and BANK will comply with the terms of this Agreement, with the Rules, and with all applicable state and federal laws and regulations.

               F. No Litigation. ISO and BANK and their officers and directors are not a party to any pending litigation that will affect the performance of this Agreement.

6.2      REPRESENTATIONS AND WARRANTIES REGARDING MERCHANTS

         ISO to the best of its knowledge hereby represents and warrants to BANK as to each Merchant under the Merchant Program the following:

         A. The information submitted on the Merchant is complete, true and accurate;


         B. The material terms of the Merchant Agreement have not been impaired, waived, altered or modified in any respect except by written instrument contained with the Merchant Agreement agreed to by BANK;

         A. No instrument or waiver, alteration or modification has been executed and no one has any rights of rescission, setoff, counterclaim or defenses against ISO, which has been asserted or which may be asserted with respect to a Merchant or the Merchant Program;

         A. All fees, expenses and charges under the Merchant Program have been fully disclosed and there are no obligations or requirements as to the completion of any advancement of funds or payments under the Merchant Agreements, the Merchant Program or with any Merchant;




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         A.   ISO has done a reasonable background check on each of its
              representatives and Merchants and submits that each Merchant has a good reputation for honesty and integrity and ISO knows of no wrongful actions and proprieties or other information which would be material and should be disclosed to BANK;

         A. ISO has no knowledge of any circumstances or conditions with respect to any actions or credit issues which can reasonably be expected to cause an adverse effect on the Merchant Program or BANK;

         A. Except as may be fully disclosed, no officer or director of ISO has knowledge of any claims or claims to have any interest in the property, real, personal, tangible, or intangible or any contractor commitment or any other interest with respect to any Merchants and the Merchant Program;

         A. ISO submits that no representations or warranties made in this Agreement or any Schedule or Exhibit attached or Certificate delivered contains or will contain any untrue statement of material fact or omit any material fact necessary in order to make the statement contained therein not misleading.

6.3 CONFIDENTIALITY. ISO and BANK each agree that it will retain in strictest confidence the Confidential Information and all information and data belonging to or relating to the business of the other party (including without limitation information related to Merchants), and that each party will safeguard such information and data by using the same degree of care and discretion that it uses to protect its own confidential information. No party will use the other party's Confidential Information for its own benefit other than for the purposes contemplated by this Agreement, nor will it allow any third party to use such information. ISO will limit access to the MasterCard systems to only those ISO employees with a need to have access to carry out the responsibilities of this Agreement. ISO will use MasterCard information identified or reasonably understood to be confidential or proprietary solely to perform its duties on behalf of BANK and not for its own use. ISO will implement reasonable and appropriate safeguards to prevent unauthorized access to such systems.


                              VII. INDEMNIFICATION

         ISO agrees to indemnify, hold harmless and defend BANK, its directors, officers and employees from any and all claims, damages, liabilities, lawsuits and expenses (including without limitation attorney's fees that the BANK may sustain or incur as a result of any negligence, wrongful acts, misrepresentations or misconduct by ISO or any actions, omissions, or misconduct arising or related to any Merchant or any untrue or misleading representation or warranty by ISO, provided however that BANK shall not be indemnified against any claims, damages, liability, lawsuits and expenses arising out of or resulting from BANK'S own willful or reckless misconduct)

         BANK agrees to indemnify, hold harmless and defend ISO, its directors, officers and employees from any and all claims, damages, liabilities, lawsuits and expenses (including without limitation attorney's fees that the ISO may sustain or incur as a result of any negligence, wrongful acts, misrepresentations or misconduct by BANK or any actions, omissions, or misconduct arising or related to any Merchant or any untrue or misleading representation or warranty by BANK, provided however that ISO shall not be indemnified against any claims, damages, liability, lawsuits and expenses arising out of or resulting from ISO'S own willful or reckless misconduct)






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                        VIII. TERM, TERMINATION, DEFAULT

8.1 TERM. This Agreement will become effective on the Effective Date, and will remain in effect for a period of two (2) years from the Effective Date (Initial Term). This Agreement will automatically renew for two
         (2) year periods (Renewal Term) unless terminated earlier in accordance with the provisions of this Agreement.

8.2 TERMINATION. Notwithstanding the above, the parties will have the following rights.

               A. Automatic Termination. This Agreement will automatically terminate if: (i) Visa or MasterCard prohibits ISO from providing, or prohibits BANK from allowing ISO to provide, the services set forth in this Agreement, or (ii) BANK is no longer a member of MasterCard or Visa.

               B. Termination For Cause. Any party may terminate this Agreement upon the occurrence of an Event of Default.

8.3 DEFAULT. Each of the following occurrences will constitute an Event of Default under this Agreement:

               A. Nonpayment. Any party fails to pay the other when due any undisputed amount due under this Agreement and such failure continues for a period of seven (7) business days after written notice has been sent to the non-paying party.

               B. Financial Instability. Any party: (i) files for bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or any similar proceeding, (ii) has a proceeding instituted against it and such proceeding is not dismissed within 60 days, (iii) makes an assignment for the benefit of its creditors or an offer of settlement, extension or composition to its creditors generally; or (iv) a trustee, conservator, receiver or similar fiduciary is appointed for that party or substantially all of that party ss.s assets; or (v) any significant or material negative change in the financial condition of a party that the other party reasonably deems itself insecure.

               C. False Representation. Any representation or warranty made by a party or any of its employees, officers, or directors proves to have been knowingly false or misleading in any material respect as of the date made.

               D. Breach. Either party fails to observe any material obligation specified in this Agreement, and such failure is not cured within thirty (30) days of receipt of written notice thereof from the non-breaching party.

8.4 CERTAIN POST-TERMINATION RIGHTS. No termination of this Agreement will affect any right of ISO with regard to Merchant Agreements. Upon termination for any reason, BANK will fully cooperate in, either assigning the Merchant Agreements to another Visa/MasterCard member, or remaining a party to any or all Merchant Agreements, in which case the BANK will be released of all liability.




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                            IX. NAMES AND TRADEMARKS

9.1 NAMES. All correspondence, materials and/or oral solicitations directed by ISO to customers, or produced by any third party, concerning
         BANK ss. - programs must prominently identify BANK by its name and the city in which BANK is located. BANK shall have the right to review and approve all materials in which BANK's name is identified.

9.2 VISA/MASTERCARD TRADEMARKS. ISO acknowledges that MasterCard and Visa are the sole owners of their trademarks. ISO will not contest the ownership of such marks, and Visa or MasterCard may at any time and immediately without advance notice prohibit ISO from using its marks for any reason. ISO may not use the Visa or MasterCard trademarks on any material unless BANK ss. - name and city location are prominently printed adjacent to the trademark. All material that uses the Visa or MasterCard trademarks must clearly identify ISO as BANK'S agent or representative. ISO may only use the trademarks owned by Visa, MasterCard in accordance with the Rules. Solicitation material used by ISO must clearly disclose that any Merchant Agreement will be between the Merchant, ISO and BANK. ISO may not use any MasterCard mark on its own behalf in furtherance of providing Merchant services, nor suggest or imply that it is a member or an authorized representative of MasterCard, or that MasterCard endorses ISO.


                                   X. GENERAL

10.1     ASSIGNABILITY; SALE OR MERGER OF THE PARTIES.

               A. Assignment. ISO may not assign or delegate this Agreement or the Merchant Agreements without the prior written consent of BANK, provided that such consent shall not be unreasonably withheld and any unauthorized assignment will be null and void.

                Any dispute concerning withholding consent to assignment shall be settled through arbitration pursuant to the Uniform Arbitration Act. The parties shall mutually select an arbitrator from a panel of arbitrators on the Alternative Dispute Resolution panel of the American Arbitration Association.

               BANK may not assign its rights under this Agreement or any Merchant Agreement without the express consent of ISO provided that such consent shall not be unreasonably withheld and any unauthorized assignment will be null and void.

               B. Purchase. Any person, firm, partnership or corporation that enters into a purchase, merger, asset purchase or stock exchange agreement with the BANK will be bound by this Agreement.

               Any person, firm, partnership or corporation that enters into a purchase, merger, asset purchase or stock exchange agreement with the ISO will be bound by this Agreement. ISO will give BANK one hundred twenty (120) days advance notice of any purchase, merger, asset purchase or stock exchange agreement.




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10.2     NOTICE. All communications under this Agreement will be in writing and will be delivered in person or by mail, return receipt requested, or courier, addressed to the addresses set forth in the opening paragraph of this Agreement, to the attention of:

         ISO:









         BANK:







         The parties may, from time to time, designate different persons or addresses to which subsequent communications will be sent by sending a notice of such designations in accordance with this Section.

10.3 MASTER AGREEMENT. This terms and conditions of this Agreement shall prevail and shall be deemed to be the terms and conditions of all other Agreements between ISO and BANK, both prior and subsequent, when there is a conflict between the terms and conditions of this Agreement and any other agreement between ISO and BANK, either prior or subsequent.

10.4 ENTIRE UNDERSTANDING, AMENDMENT. This Agreement, including the attached Exhibit which is incorporated by reference, sets forth the entire understanding of the parties relating to its subject matter, and all other understandings, written or oral, are superseded. Except as otherwise provided in this Agreement, this Agreement may not be amended except in writing executed by both parties.

10.5 SEVERABILITY. If any provision of this Agreement is illegal, the invalidity of such provision will not affect any of the remaining provisions, and this Agreement will be construed as if the illegal provision is not contained in the Agreement. This Agreement will be deemed modified to the extent necessary to render enforceable its provisions, and to comply with the Rules.

10.6 NO WAIVER OF RIGHTS. No failure or delay on the part of any party in exercising any right under this Agreement will operate as a waiver of that right, nor will any single or partial exercise of any right preclude any further exercise of that right.

10.7 SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and will be binding upon the parties and their respective permitted successors and assigns. This Agreement will not be deemed to be for the benefit of any third party.

10.8 APPLICABLE LAW. The Agreement will be deemed to be a contract made under the laws of the State of Ohio, and will be construed in accordance with those laws. The parties agree that venue and jurisdiction shall be in the federal or state courts located in Cincinnati, Hamilton County, Ohio.

10.9 INDEPENDENT BUSINESS ENTITIES. BANK and ISO will be deemed to be independent business entities and will not be considered to be servant, joint venture or partner of the other.






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10.10    CONSTRUCTION. The headings used in this Agreement are inserted for convenience only and will not affect the interpretation of any provision. All sections mentioned in the Agreement reference section numbers of this Agreement. The language used will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.11 FORCE MAJEURE. Neither party will be liable to the other for any failure or delay in its performance of this Agreement in accordance with its terms if such failure or delay arises out of causes beyond the control and without the fault or negligence of such party.

10.12 SURVIVAL. All agreements that by their context are intended to survive the termination of this Agreement, including but not limited to the fee provisions of Article IV, representations and warranties and confidentiality provisions of Article VI, and the post-termination rights of Section 8.4, will survive termination of this Agreement.






         ISO                                                  BANK




By:     _______________________________  By:     _______________________________



Name:   _______________________________  Name:   _______________________________



Title:  _______________________________  Title:  _______________________________



Date:   _______________________________  Date:   _______________________________












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







                                    EXHIBIT A


                                     PRICING

































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